Exhibit 10.1

Execution Version

CROWN HOLDINGS, INC.

ISSUANCE BY

CROWN AMERICAS LLC

OF

$500,000,000 5.250% Senior Notes due 2030

Purchase Agreement

March 14, 2022

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Mizuho Securities USA LLC

As Representatives of the several Initial

Purchasers named in Schedule I hereto

c/o BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Ladies and Gentlemen:

Crown Holdings, Inc., a Pennsylvania corporation (“Holdings”), and the indirect parent company of Crown Americas LLC, a Pennsylvania limited liability company (the “Issuer”), proposes that the Issuer issue and sell to the several purchasers named in Schedule I hereto (the “Initial Purchasers”), for whom BNP Paribas Securities Corp., Citigroup Global Markets Inc. and Mizuho Securities USA LLC (the “Representatives”) are acting as representatives, $500,000,000 aggregate principal amount of their 5.250% Senior Notes due 2030 (the “Notes”). Initially, the Notes will be fully and unconditionally guaranteed on a senior basis by Holdings and the other guarantors named in Schedule II hereto (together with Holdings, the “Guarantors”; the Guarantors collectively with the Issuer, the “Companies”). The Notes will be issued pursuant to an indenture to be dated as of March 17, 2022 (the “Indenture”) among the Issuer, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will have the benefit of the guarantees (the “Guarantees” and, together with the Notes, the “Securities”) provided for in the Indenture. The use of the neuter in this Purchase Agreement (this “Agreement”) shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 18 hereof.

Holders of the Securities will also have the benefit of a registration rights agreement to be dated as of March 17, 2022 (the “Registration Rights Agreement”) among the Companies and the Representatives. Pursuant to the Registration Rights Agreement, the Companies will agree to register the Securities under the Act subject to the terms and conditions therein specified.

This Agreement, the Securities, the Indenture, the Registration Rights Agreement and the agreements and instruments to which Holdings or any of its subsidiaries is a signatory relating to the consummation of the transactions contemplated hereby and the issuance and sale of the Securities contemplated hereby, collectively, are referred to herein as the “Transaction Documents.”

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the sale of the Securities, the Companies have prepared a preliminary offering memorandum dated March 14, 2022 (including the information incorporated by reference therein, the “Preliminary Memorandum”), setting forth or including a description of the terms of the Securities, the terms of the offering of the Securities, a description of the Companies and any material developments relating to the Companies occurring after the date of the most recent historical financial statements included therein. As used herein, “Pricing Disclosure Package” shall mean the Preliminary Memorandum, as supplemented or amended by the written communications listed on Annex A hereto in the most recent form that has been prepared and delivered by the Companies to the Initial Purchasers in connection with their solicitation of offers to purchase Securities prior to the time when sales of the Securities were first made (the “Time of Execution”). Promptly after the Time of Execution and in any event no later than the second Business Day following the Time of Execution, the Companies will prepare and deliver to the Initial Purchasers a final offering memorandum (including the information incorporated by reference therein, the “Final Memorandum”), which will consist of the Preliminary Memorandum with such changes therein as are required to reflect the information contained in the amendments or supplements listed on Annex A hereto. The Companies hereby confirm that they have authorized the use of the Pricing Disclosure Package, the Final Memorandum and the Recorded Road Show (as defined below) in connection with the offer and sale of the Securities by the Initial Purchasers.

1.    Representations and Warranties. As of the Time of Execution and at the Closing Date (as defined in Section 3 below), the Companies, jointly and severally, represent and warrant to and agree with each of the Initial Purchasers as follows (references in this Section 1 to the “Offering Memorandum” are to (i) the Pricing Disclosure Package in the case of representations and warranties made as of the Time of Execution and (ii) both the Pricing

Disclosure Package and the Final Memorandum in the case of representations and warranties made at the Closing Date):

(a)    The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Time of Execution, the Pricing Disclosure Package does not, and on the Closing Date, will not, and the Final Memorandum as of its date and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Companies make no representation or warranty as to the information contained in or omitted from the Pricing Disclosure Package and Final Memorandum, in reliance upon and in conformity with information furnished in writing to the Companies by or on behalf of the Initial Purchasers specifically for inclusion therein. The Companies have not distributed or referred to and will not distribute or refer to any written communications (as defined in Rule 405 of the Act) that constitute an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Companies or their agents and representatives (other than the Pricing Disclosure Package and Final Memorandum) an “Issuer Written Communication”) other than the Pricing Disclosure Package, the Final Memorandum and the recorded electronic road show made available to investors (the “Recorded Road Show”). Any information in an Issuer Written Communication that is not otherwise included in the Pricing Disclosure Package and the Final Memorandum does not conflict with the Pricing Disclosure Package or the Final Memorandum, and each Issuer Written Communication, when taken together with the Pricing Disclosure Package, does not at the Time of Execution and, when taken together with the Final Memorandum at the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)    None of the Companies or their respective Affiliates, or any person acting on behalf of any of them (other than the Initial Purchasers, as to which the Companies make no representation or warranty), has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 4 of this Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers or the initial resale of the Securities by the Initial Purchasers, in each case, in the manner contemplated by this Agreement, to register any of the Securities under the Act or to qualify the Indenture under the Trust Indenture Act.

(c)    None of the Companies or their respective Affiliates, or any person acting on behalf of any of them (other than the Initial Purchasers, as to which the Companies make no representation or warranty), has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(d)    The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(e)    None of the Companies or their respective Affiliates, or any person acting on behalf of any of them (other than the Initial Purchasers, as to which the Companies make no representation or warranty), has engaged in any “directed selling efforts” with respect to the Securities, and each of the Companies and their respective Affiliates has complied with the “offering restrictions” requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

(f)    No securities of any of the Companies are of the same class (within the meaning of Rule 144A under the Act) as any of the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(g)    None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System.

(h)    None of the Companies or their respective subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum none of them will be, required to register as an “investment company” within the meaning of the Investment Company Act.

(i)    Holdings is subject to the reporting requirements of, and has timely filed all material required to be filed by it pursuant to, Section 13 or Section 15(d) of the Exchange Act.

(j)    None of the Companies or their respective Affiliates has paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of any of them (except as contemplated by this Agreement).

(k)    None of the Companies or their respective Affiliates has taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of any of them to facilitate the sale or resale of the Securities.

(l)    The information to be provided by the Companies pursuant to Section 5(h) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(m)    The statements in the Offering Memorandum set forth or referenced under the headings “Description of Certain Indebtedness”, “Description of the Notes”, “Exchange Offer; Registration Rights” and “Certain U.S. Federal Income Tax Considerations” fairly summarize the matters therein described.

(n)    The statistical and market-related data included in the Offering Memorandum are based on or derived from sources which the Companies believe to be reliable and accurate in all material respects.

(o)    There are no contracts, agreements or other documents or pending legal or governmental proceedings to which any of the Companies or their respective subsidiaries is a party or any property of any of the Companies or their respective subsidiaries is subject that would be required to be described in a prospectus under the Act that have not been described in the Offering Memorandum. The contracts, agreements and other documents so described in the Offering Memorandum are in full force and effect on the date of this Agreement. None of the Companies or their respective subsidiaries or, to the knowledge of any of the Companies, any other party is in breach of or default under any such contracts, agreements or other documents, other than a breach or default that would not reasonably be expected to have a material adverse effect on (i) the issue and sale of the Securities or the consummation of the other transactions contemplated by the Transaction Documents (including, without limitation the application of the proceeds from the issuance of the Securities) or (ii) the condition (financial or otherwise), prospects, earnings, business or properties of Holdings and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (“Material Adverse Effect”).

(p)    Holdings and each of its subsidiaries have been duly organized and are validly existing as a corporation or other legal entity in good standing (to the extent that such concept exists under the laws of such jurisdiction) under the laws of the jurisdiction in which they are organized, with full corporate or other statutory power and authority to own or lease, as the case may be, and operate their properties and conduct their business as described in the Offering Memorandum. Holdings and each of its subsidiaries are duly qualified to do business as a foreign corporation or other legal entity and are in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to do so qualify or be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(q)    All the outstanding shares of capital stock of each subsidiary of Holdings have been duly and validly authorized and issued and are fully paid and, except as set forth in the Offering Memorandum, all outstanding shares of capital stock of such subsidiaries are owned by Holdings, either directly or through wholly owned subsidiaries, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except for any such perfected security interests, or other security interests, claims, liens or encumbrances described in the Offering Memorandum or that would not reasonably be expected to result in a Material Adverse Effect or an Event of Default (as defined in the Indenture).

(r)    Holdings’ capitalization is, on the basis stated in the Offering Memorandum, as set forth in the “Actual” column of the table set forth under the heading

“Capitalization” in the Offering Memorandum. On the Closing Date, Holdings’ capitalization will be, on the basis stated in the Offering Memorandum consistent in all material respects with the “As Adjusted” column of the table set forth under the heading “Capitalization” in the Offering Memorandum.

(s)    This Agreement has been duly authorized, executed and delivered by each of the Companies, assuming the due authorization, execution and delivery thereof by the Initial Purchasers, will constitute the legal, valid and binding obligation of each of the Companies, enforceable against each of the Companies in accordance with its terms (except that the enforcement thereof may be subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws of general applicability affecting creditors’ rights generally from time to time in effect and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought regardless of whether such enforcement is considered in a proceeding at law or in equity and except that any rights to indemnity and contribution further may be limited or prohibited by Federal or state securities laws and public policy considerations).

(t)    The Indenture has been duly authorized by each of the Companies and, assuming the due authorization, execution and delivery thereof by the Trustee, when executed and delivered by each of the Companies, will constitute the legal, valid and binding obligation of each of the Companies, enforceable against each of the Companies in accordance with its terms (except that the enforcement thereof may be subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws of general applicability affecting creditors’ rights generally from time to time in effect and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought regardless of whether such enforcement is considered in a proceeding at law or in equity). The Indenture meets the requirements for qualification under the Trust Indenture Act.

(u)    The Notes have been duly authorized by the Issuer and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, will have been duly executed and delivered by the Issuer and will constitute the legal, valid and binding obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms (except that the enforcement thereof may be subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws of general applicability affecting creditors’ rights generally from time to time in effect and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought regardless of whether such enforcement is considered in a proceeding at law or in equity).

(v)    The Guarantees have been duly authorized by the Guarantors and, when the Notes have been executed in accordance with the provisions of the Indenture, will have been duly executed and delivered by the Guarantors and will constitute legal, valid and binding obligations of the Guarantors, entitled to the benefits of the Indenture and enforceable against the Guarantors in accordance with their terms (except that the enforcement thereof may be subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws of general applicability affecting creditors’ rights generally from time to time in effect and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought regardless of whether such enforcement is considered in a proceeding at law or in equity).

(w)    The Registration Rights Agreement has been duly authorized by each of the Companies and, assuming the due authorization, execution and delivery thereof by the Representatives when executed and delivered by each of the Companies, will constitute the legal, valid and binding obligation of each of the Companies, enforceable against each of the Companies in accordance with its terms (except that the enforcement thereof may be subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws of general applicability affecting creditors’ rights generally from time to time in effect and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought regardless of whether such enforcement is considered in a proceeding at law or in equity and except that any rights to indemnity and contribution further may be limited or prohibited by Federal or state securities laws and public policy considerations).

(x)    No holder of securities of any of the Companies will be entitled to have such securities registered under the registration statements required to be filed by the Companies pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

(y)    Each other Transaction Document has been duly authorized by each Company a party thereto and, assuming the due authorization, execution and delivery thereof by the other parties thereto, when executed and delivered by each such Company, will constitute the legal, valid and binding obligation of each such Company, enforceable against each such Company in accordance with its terms (except that the enforcement thereof may be subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws of general applicability affecting creditors’ rights generally from time to time in effect and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought regardless of whether such enforcement is considered in a proceeding at law or in equity and except that any rights to indemnity and contribution further may be limited or prohibited by Federal or state securities laws and public policy considerations).

(z)    The documents (or portions thereof) incorporated by reference in the Offering Memorandum when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(aa)    No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the issue and sale of the

Securities or the consummation of the transactions contemplated by any of the Transaction Documents, except (i) in the case of compliance with the terms of the Registration Rights Agreement such as will be obtained under the Act and the Trust Indenture Act, (ii) such as may be required under the blue sky laws of any state in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Offering Memorandum and the Registration Rights Agreement, and except where the failure to obtain the same would not reasonably be expected to have a Material Adverse Effect.

(bb)    None of the execution and delivery by any of the Companies party thereto of any of the Transaction Documents, the issue and sale of the Securities, the consummation of the other transactions contemplated by the Transaction Documents (including, without limitation, the application of the proceeds from the issuance of the Securities) will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Companies or their respective subsidiaries pursuant to (i) the organizational documents of Holdings or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, credit agreement or other agreement, obligation, condition, covenant or instrument to which Holdings or any of its subsidiaries is a party or bound or to which any property or assets of Holdings or any of its subsidiaries is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to Holdings or any of its subsidiaries or any property or assets of Holdings or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Holdings or any of its subsidiaries or property or assets of any of their respective subsidiaries, except, in the case of clauses (ii) and (iii) above, as would not reasonably be expected to have a Material Adverse Effect or to materially adversely affect the rights of the holders of the Securities or of the Initial Purchasers under the Transaction Documents.

(cc)    The consolidated historical financial statements and schedules of Holdings and its consolidated subsidiaries included in the Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of Holdings and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form in all material respects with the applicable requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The financial data set forth under the caption “Summary—Summary Historical Financial Data” in the Offering Memorandum fairly present, on the basis stated in the Offering Memorandum, the information included therein. The adjusted financial data included in the Offering Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related adjustments give appropriate effect to those assumptions, and the adjustments reflect the proper application of those adjustments to the historical amounts in the adjusted financial data included in the Offering Memorandum.

(dd)    Other than as set forth in the Offering Memorandum, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Holdings or any of its subsidiaries or any property or assets of Holdings or any of its subsidiaries is pending or, to the knowledge of Holdings, threatened that would reasonably be expected to have a Material Adverse Effect.

(ee)    Holdings and each of its subsidiaries own or lease all such properties as are necessary to the conduct of their operations as presently conducted. Holdings and each of its subsidiaries have good and marketable title to, or valid leasehold interests in, or easements or other limited property interests in, or are licensed to use, all their material properties and assets, except for minor defects that do not interfere with their ability to conduct their business as currently conducted or utilize such properties and assets for their intended purposes, and except where failure to have such title, leasehold interests, easements or other limited property interests or licenses to use, in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All material properties and assets of Holdings and each of its subsidiaries are free and clear of all liens, charges, encumbrances or restrictions, except for Permitted Liens (as defined in the Indenture) and as described in the Offering Memorandum. Each of the Companies and their respective subsidiaries has good and marketable title to all personal property it purports to own, except as described in the Offering Memorandum.

(ff)    Neither Holdings nor any of its subsidiaries is in violation or default of (i) any provision of its organizational documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, credit agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property or assets is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to it or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any such subsidiaries or any of their respective property or assets, except, in the case of clauses (ii) and (iii) above, for any such violation or default which would not reasonably be expected to have a Material Adverse Effect.

(gg)    PricewaterhouseCoopers LLP, who have certified certain financial statements of Holdings and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Offering Memorandum, are independent public accountants with respect to Holdings within the meaning of the Act and the Exchange Act and the related published rules and regulations thereunder.

(hh)    Holdings and each of its subsidiaries have timely filed all foreign, federal, state and local tax returns (or the equivalents thereof) that are required to be filed or have requested extensions thereof, except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect. Holdings and each of its subsidiaries have timely paid all taxes required to be paid by them whether or not shown in such returns (including withholding taxes) and any other assessment, fine or penalty levied against them, or to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect.

(ii)    No labor problem or dispute with the employees of Holdings or any of its subsidiaries exists or, to the knowledge of the Companies, is threatened or imminent, and there is no existing or imminent labor disturbance or collective bargaining activities by the employees of Holdings or any of its subsidiaries or, to the knowledge of any of the Companies, by the employees of any of the principal suppliers, contractors or customers of Holdings or any of its subsidiaries, in each case, that would have a Material Adverse Effect.

(jj)    Holdings and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, except, in each case, as disclosed in the Offering Memorandum or to the extent that such lack of insurance would not reasonably be expected to have a Material Adverse Effect. All policies of insurance and fidelity or surety bonds insuring Holdings or any of its subsidiaries or the businesses, assets, employees, officers and directors of Holdings or any of its subsidiaries are in full force and effect other than any policies of insurance and fidelity or surety bonds that, if not in full force and effect, would not reasonably be expected to have a Material Adverse Effect. Holdings and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects. There are no claims by Holdings or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except for such claims which, if successfully denied, would not reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its subsidiaries has been refused any insurance coverage sought or applied for. Neither Holdings nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(kk)    No subsidiary of Holdings is prohibited, directly or indirectly, from paying any dividends on such subsidiary’s capital stock, from making any other distribution on such subsidiary’s capital stock, from repaying to Holdings or any other subsidiary of Holdings any loans or advances to such subsidiary from Holdings or such other subsidiary or from transferring any of such subsidiary’s property or assets to Holdings or any other subsidiary of Holdings except as described in or contemplated by the Offering Memorandum (exclusive of any amendment or supplement thereto).

(ll)    Holdings and each of its subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how that are necessary to conduct their respective businesses as described in the Offering Memorandum, except where the failure to own or possess such licenses or other rights to use such patents, trademarks, service marks, trade names, copyrights and know-how would not reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its subsidiaries has received in the last three years, any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, could have a Material Adverse Effect.

(mm)    Holdings and each of its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, except where the failure to possess such licenses, certificates, permits or other authorizations would not reasonably be expected to have a Material Adverse Effect, and neither Holdings nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(nn)    Holdings and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Holdings and each of its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, management to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

(oo)    (i) Holdings and each of its subsidiaries are in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations and rules of common law relating to pollution or the protection of the environment, natural resources or occupational health and safety, including without limitation those relating to the release or threat of release of Hazardous Materials (“Environmental Laws”); (ii) Holdings and each of its subsidiaries have received and are in compliance in all material respects with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct their businesses as currently conducted; (iii) neither Holdings nor any of its subsidiaries has received written notice of any actual or potential liability for the investigation or remediation of any Hazardous Materials; (iv) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of any of the Companies, threatened against Holdings or any of its subsidiaries under any Environmental Law; (v) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by Holdings or any of its subsidiaries; (vi) neither Holdings nor any of its subsidiaries is subject to any order, decree, consent, settlement or agreement requiring, or is otherwise obligated or required to perform, any response or corrective action relating to any Hazardous

Materials; (vii) neither Holdings nor any of its subsidiaries has received written notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state or foreign law; (viii) no property or facility of Holdings or any of its subsidiaries is (x) listed or, to the knowledge of the Companies, proposed for listing on the National Priorities List under CERCLA or (y) listed in the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any governmental authority; and (ix) there are no past or present actions, events, operations or activities which would reasonably be expected to prevent or interfere with compliance by Holdings or any of its subsidiaries with any applicable Environmental Law or result in liability (including, without limitation, fines or penalties) under any applicable Environmental Law, except, in the case of each of clauses (i) through (ix) above, as (A) described in the Offering Memorandum (exclusive of any amendment or supplement thereto) or (B) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. “Hazardous Materials” means any hazardous or toxic substance, chemical, material, pollutant, waste, contaminant or constituent, which is subject to regulation under or could give rise to liability under any Environmental Law.

(pp)    In the ordinary course of its business, Holdings periodically reviews the effect of Environmental Laws on the business, operations and properties of Holdings and its subsidiaries in the course of which it seeks to identify and evaluate associated costs and liabilities. On the basis of such review, and except as described in the Offering Memorandum, Holdings does not reasonably expect that such associated costs and liabilities would, singly or in the aggregate, have a Material Adverse Effect.

(qq)    Holdings and each of its subsidiaries have fulfilled their obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of any of the Companies or their respective subsidiaries are eligible to participate, and each such plan is, and on the Closing Date will be, in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. Neither Holdings nor any of its subsidiaries has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) under Title IV of ERISA.

(rr)    None of the Companies, any of their respective Affiliates or any director, officer, agent or employee of any of the Companies or their respective Affiliates has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom or of any other applicable European Union or local law regulating payments to any government official or employee or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. Holdings and its subsidiaries have instituted and will maintain and enforce, policies and procedures designed to ensure compliance by Holdings and its subsidiaries with all applicable anti-bribery and anti-corruption laws.

(ss)    The operations of Holdings and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements (including, but not limited to, the Currency and Foreign Transactions Reporting Act of 1970, as amended) and the money laundering statutes of all jurisdictions that apply to Holdings and its subsidiaries, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued administered or enforced by any relevant governmental agency (collectively, the “Money Laundering Laws”), and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Holdings or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of Holdings, threatened.

(tt)    None of Holdings or any its subsidiaries or, to the knowledge of the Companies, any of their respective Affiliates, any director, officer, agent or employee of Holdings or any of its subsidiaries is or has been in violation of any applicable economic or trade sanctions or laws relating to money laundering, unlawful financial activities or unlawful use or appropriation of corporate funds, including those administered by the Office of Foreign Assets Control of the U.S. Department of Treasury, European Union (including, without limitation, economic sanctions imposed against certain states, organizations and individuals under the European Union’s Common Foreign & Security Policy), the United Nations Security Council, Her Majesty’s Treasury, France, or other relevant sanctions authority (collectively, “Sanctions”) or is the subject or the target of Sanctions or owned 50% or more by or otherwise controlled by or acting on behalf of one or more persons or entities that are the subject to Sanctions or located, organized or resident in a country or territory that is the subject to Sanctions (especially, but not limited to Cuba, Iran, Syria, Sudan, North Korea and the Crimea region of Ukraine, the so-called Donetsk People’s Republic (DNR) and the so-called Luhansk People’s Republic (LNR), each a “Sanctioned Country”); the Issuer agrees that it will not directly or indirectly use the proceeds of the offering and sale of the Securities, or lend, contribute or otherwise make available such proceeds to any person or entity, or any subsidiary, joint venture partner or sub-division of such other person or entity, for the purpose of financing or facilitating the activities of any person or entity then subject to Sanctions or in a Sanctioned Country.

(uu)    Holdings’ and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of Holdings and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Holdings and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used or held for use in connection with their businesses, and there have been no breaches, violations, disruptions, compromises or unauthorized uses of or accesses to same, except for the duty to notify any other person or where such breaches, violations, disruptions, compromises or unauthorized uses of or access to same, would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Holdings and its subsidiaries are presently in material compliance with all applicable laws, statutes and regulations (including the European Union General Data Protection Regulation) and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations and, to the extent applicable, PCI-DSS, relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(vv)    Except as disclosed in the Offering Memorandum, and subject to the limitations described therein, no income, stamp or other taxes or levies, imposts, deductions, charges, compulsory loans or withholdings whatsoever (collectively, “Taxes”) are or will be, under applicable law, the United States or any other jurisdiction of incorporation, organization, formation, tax residency or place of business, as the case may be, of the Companies, or a jurisdiction in which any Company has a paying agent (for the avoidance of doubt, such paying agent not to include any Guarantor) with respect to the Notes, or any political subdivision thereof or therein (each, a “Taxing Jurisdiction”), imposed on, assessed against, levied against or collected with respect to any holder of the Notes by any such Taxing Jurisdiction on or in respect of principal, interest, premiums and penalties or other amounts payable under the Securities, or on account of the issue and sale, by the Companies or the execution, delivery or performance of this Agreement, the Indenture or the Registration Rights Agreement or any payments hereunder or thereunder, except for Taxes of a holder of the Notes levied, imposed, deducted, charged, compulsorily lent or withheld by any jurisdiction where such holder is incorporated, organized, formed or tax resident.

(ww)    The fair value and present fair saleable value of the assets of each of the Companies and their respective subsidiaries exceeds, and immediately after the consummation of the issue and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents will exceed, the sum of its stated liabilities and identified contingent liabilities. None of the Companies or their respective subsidiaries is, and immediately after the consummation of the issue and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents none of them will be, (x) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (y) unable to pay its debts (contingent or otherwise) as they mature or (z) otherwise insolvent.

(xx)    Holdings and each of its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by Holdings in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to Holdings’ management as appropriate to allow timely decisions regarding required disclosure. Holdings and its subsidiaries have carried out evaluations, with the participation of management, of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

Any certificate signed by any officer of any of the Companies and delivered to the Initial Purchasers or counsel for the Initial Purchasers pursuant to this Agreement shall be deemed a representation and warranty by such Company, as to matters covered thereby, to each Initial Purchaser.

2.    Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Issuer, at a purchase price equal to 98.750% of the principal amount thereof, plus accrued interest, if any, from March 17, 2022 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.

3.    Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on March 17, 2022, or at such time on such later date (not later than March 22, 2022) as the Initial Purchasers shall designate, which date and time may be postponed among the Initial Purchasers and the Issuer or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Initial Purchasers for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to the account specified by the Issuer. Delivery of the Securities shall be made through the facilities of The Depository Trust Company, or its designated custodian, unless the Initial Purchasers shall otherwise instruct.

4.    Offering by Initial Purchasers. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Issuer that:

(a)    It is an “accredited investor” within the meaning of Rule 501 of the Act and acknowledges that it is purchasing the Securities pursuant to a private sale exemption from registration under the Act.

(b)    It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A or (ii) in accordance with the restrictions set forth in Exhibit A hereto. Each of the Initial Purchasers will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Pricing Disclosure Package, the Final Memorandum, any Issuer Written Communication or any such other material, in all cases at its own expense, except as provided in Section 5(m).

(c)    Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in the United States or in any manner involving a public offering within the meaning of Section 4(a) of the Act.

(d)    Each Initial Purchaser acknowledges and agrees that the Issuer and, for the purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 6(a) and 6(b), (i) counsel for the Companies and (ii) counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of such Initial Purchaser, and compliance of such Initial Purchaser with its agreements, contained in paragraphs 4(a) through (c), above, and such Initial Purchaser hereby consents to such reliance.

5.    Agreements. The Companies, jointly and severally, agree, with each Initial Purchaser that:

(a)    The Companies will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Pricing Disclosure Package, any Issuer Written Communication and the Final Memorandum and any amendments and supplements thereto as they may reasonably request and each as so delivered shall be in form and substance reasonably satisfactory to the Representatives.

(b)    The Companies will not amend or supplement the Pricing Disclosure Package or the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, or distribute or refer to any Issuer Written Communication, in each case, without the prior written consent of the Representatives; provided, however, that prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Representatives in their sole discretion), Holdings and its subsidiaries will not file any document under the Exchange Act that is incorporated by reference in the Pricing Disclosure Package or the Final Memorandum unless, prior to such proposed filing, the Companies have furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document. The Companies will promptly advise the Initial Purchasers when any document filed under the Exchange Act that is incorporated by reference in the Pricing Disclosure Package or the Final Memorandum shall have been filed with the Commission. The Companies will promptly, upon the reasonable request of the Representatives or counsel for the Initial Purchasers, make any amendments or supplements to the Pricing Disclosure Package and the Final Memorandum that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchasers.

(c)    If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), (i) any governmental or regulatory authority issues any order preventing or suspending the use of any of the Pricing Disclosure Package or the Final Memorandum or (ii) any event occurs as a result of which the Pricing Disclosure Package, any Issuer Written Communication or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Pricing Disclosure Package, any Issuer Written Communication or the Final Memorandum to comply with applicable law, the Companies will promptly (i) notify the Initial Purchasers of any such event; (ii) subject to the requirements of paragraph (b) of this Section 5, prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Pricing Disclosure Package, Issuer Written Communication or the Final Memorandum to the Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(d)    To the extent a Company may do so under applicable law, the Companies will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may reasonably designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall any Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to execute a general consent to service of process in any jurisdiction with respect to which such a consent has not been previously executed or to subject itself to taxation in any jurisdiction wherein it would not otherwise be subject to tax but for the requirements of this paragraph. The Companies will promptly advise the Representatives of the receipt by any Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e)    The Companies will not, and will not permit any of their respective Affiliates to, resell any Securities that have been acquired by any of them.

(f)    None of the Companies or their respective Affiliates, or any person acting on behalf of any of them, will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

(g)    None of the Companies or their respective Affiliates, or any person acting on behalf of any of them, will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(h)    So long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, each Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time, of such restricted securities.

(i)    None of the Companies or their respective Affiliates, or any person acting on behalf of any of them, will engage in any “directed selling efforts” with respect to the Securities, and each of them will comply with the “offering restrictions” requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

(j)    The Companies will cooperate with the Representatives and use their respective reasonable best efforts to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

(k)    The Companies will not and will not permit any of their subsidiaries to, for a period of 90 days following the Time of Execution, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by any Company or any Affiliate of any Company or any person in privity with any Company or any Affiliate of any Company), directly or indirectly, or announce the offering of any debt securities issued or guaranteed by any Company (or any subsidiary of a Company) (other than the Securities, debt under the Existing Credit Agreement, the issuance by Crown European Holdings S.A. of euro-denominated senior notes and intercompany notes).

(l)    The Companies will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Act or the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of any Company to facilitate the sale or resale of the Securities.

(m)    The Companies, jointly and severally, agree to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture, the Registration Rights Agreement, the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the Pricing Disclosure Package and the Final Memorandum and each amendment or supplement thereto; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Pricing Disclosure Package and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of the Companies’ representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Companies’ accountants and the fees and expenses of counsel (including local and special counsel) for the Companies; (ix) any appraisal or valuation performed in connection with the offering and sale of the Securities; and (x) all other costs and expenses incident to the performance by the Companies of their respective obligations hereunder.

(n)    The Companies will apply the proceeds from the offering and sale of the Securities as provided under the caption “Use of Proceeds” in the Pricing Disclosure Package and the Final Memorandum.

6.    Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Companies contained herein at their respective times of execution of this Agreement, as of the Closing Date and as of any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Companies made in any certificates pursuant to the provisions hereof, to the performance by the Companies of their respective obligations hereunder and to the following additional conditions:

(a)    The Companies shall have requested and caused (i) Dechert LLP, special counsel for the Companies, to furnish to the Initial Purchasers their opinion and negative assurance letter, each delivered on the Closing Date and dated the Closing Date and addressed to the Initial Purchasers, substantially in the form reasonably satisfactory to the Initial Purchasers and their counsel and (ii) Adam J. Dickstein, General Counsel of Holdings, to furnish to the Initial Purchasers his opinion, delivered on the Closing Date and dated the Closing Date and addressed to the Initial Purchasers, substantially in the form reasonably satisfactory to the Initial Purchasers and their counsel. In rendering such opinions and assurances, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Commonwealth of Pennsylvania, the State of New York, the Federal laws of the United States and the Delaware General Corporation Law, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Companies and public officials.

(b)    The Initial Purchasers shall have received from Cahill Gordon & Reindel LLP, special counsel for the Initial Purchasers, such opinion or opinions, delivered on the Closing Date and dated the Closing Date and addressed to the Initial Purchasers, with respect to such matters as the Initial Purchasers may reasonably require, and the Companies shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(c)    Holdings shall have furnished to the Initial Purchasers a certificate of Holdings and the Issuer, signed by the Chairman of the Board or the President and the principal financial or accounting officer of each of Holdings and the Issuer, delivered on the Closing Date and dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Pricing Disclosure Package and the Final Memorandum, any amendment or supplement to the Pricing Disclosure Package and the Final Memorandum and this Agreement and that:

(i)    the representations and warranties of the Companies in this Agreement are true and correct in all material respects (other than the representations and warranties set forth in Section 1(rr), (ss) and (tt) which shall be true and correct in all respects) on and as of the Closing Date with the same effect as if made on the Closing Date, and the Companies have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii)    since the date of the most recent financial statements included in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Issuer, individually, or of Holdings and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(d)    At the Time of Execution, Holdings shall have caused PricewaterhouseCoopers LLP to furnish to the Initial Purchasers a comfort letter, dated the Time of Execution, in form and substance satisfactory to counsel for the Initial Purchasers with respect to the audited and any unaudited or pro forma financial information in the Pricing Disclosure Package. On the Closing Date, Holdings shall have caused PricewaterhouseCoopers LLP to furnish to the Initial Purchasers a comfort letter dated the Closing Date, in form and substance satisfactory to counsel for the Initial Purchasers and reaffirming or updating as of a more recent date, the information in the comfort letter dated the Time of Execution.

(e)    Subsequent to the Time of Execution or, if earlier, the dates as of which information is given in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Issuer or of Holdings and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(f)    The Companies and the Trustee shall have entered into the Indenture in form and substance reasonably satisfactory to the Representatives, and the Representatives shall have received counterparts, conformed as executed, thereof.

(g)    Each of the Guarantors shall have executed a Guarantee in form and substance reasonably satisfactory to the Representatives, and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

(h)    The Companies and the Initial Purchasers shall have entered into the Registration Rights Agreement.

(i)    The Notes shall be eligible for clearance and settlement through the Depository Trust Company.

(j)    Each of the Companies shall have taken all necessary corporate action required to execute, deliver and perform the obligations under the Transaction Documents (including, without limitation, the application of the proceeds from the issuance of the Securities) and such documents shall be in full force and effect.

(k)    Subsequent to the Time of Execution, there shall not have been any decrease in the rating of any debt securities of any of the Companies by any “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l)    Prior to the Closing Date, each of the Companies shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Initial Purchasers. Notice of such cancellation shall be given to the Companies in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, at 32 Old Slip, New York, New York 10005.

7.    Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of any Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Companies, jointly and severally, agree to reimburse the Initial Purchasers severally through the Representatives promptly after demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.    Indemnification and Contribution.

(a)     The Companies jointly and severally agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, any Issuer Written Communication, the Final Memorandum (or in any supplement or amendment thereto) or any information provided by any Company to any holder or prospective purchaser of Securities pursuant to Section 5(h), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Companies will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Pricing Disclosure Package or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Companies by or on behalf of any Initial Purchaser specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Companies may otherwise have.

(b)    Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless each of the Companies, each of their directors, each of their officers, each of their employees, each of their agents and each person who controls a Company or Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Companies to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Companies by or on behalf of such Initial Purchaser specifically for inclusion in the Pricing Disclosure Package, the Final Memorandum (or in any amendment or supplement thereto) or any Issuer Written Communication. This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Companies acknowledge that the statements set forth in the paragraph related to stabilization, syndicate covering transactions and penalty bids and the fourth sentence in the fourteenth paragraph, each under the heading “Plan of Distribution” in the Preliminary Memorandum and Final Memorandum, constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Pricing Disclosure Package and Final Memorandum (or in any amendment or supplement thereto).

(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, and does not include any statement as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party. An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

(d)    In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Companies and the Initial Purchasers, severally and not jointly, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which one or more of the Companies and the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Companies on the one hand and by the Initial Purchasers on the other hand from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Companies and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Companies on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Companies shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Issuer, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Companies on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, information and opportunity to correct or prevent such untrue statement or omission. The Issuer, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls a Company within the meaning of either the Act or the Exchange Act and each officer, director, employee and agent of a Company shall have the same rights to contribution as such Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.    Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (at the respective purchase prices set forth in Section 2 and in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Companies. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Pricing Disclosure Package and the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement and no action taken under this paragraph shall relieve any defaulting Initial Purchaser of its liability, if any, to the Companies or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10.    Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuer prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in any of Holdings’ securities shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on any such Exchange or the Nasdaq National Market; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

11.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Companies or their respective officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Companies or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7, 8 and 11 hereof shall survive the termination or cancellation of this Agreement.

12.    Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Initial Purchasers, will be mailed, delivered or telefaxed to the Representatives (BNP Paribas Securities Corp., 787 7th Avenue, Floor 3, New York, New York 10019, Attention: Debt Syndicate; Email: DL.US.Syndicate.Support@us.bnpparibas.com, Phone: (212) 841-2192; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, fax no.: (212) 205-7812, Attention: Leveraged Capital

Markets); if sent to the Companies, will be mailed, delivered or telefaxed to Crown Holdings, Inc., 770 Township Line Road, Yardley, PA 19067, Attention: General Counsel (email: Adam.Dickstein@crowncork.com), with a copy to Dechert LLP, Cira Center, 2929 Arch Street, Philadelphia, PA 19104, Attention: Ian A. Hartman (fax no.: (215) 994-2222).

13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

14.    Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. Any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transaction or conduct in connection herewith is waived.

15.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law and shall be effective as delivery of a manually executed counterpart to this Agreement.

16.    No Advisory or Fiduciary Responsibility. Each of the Companies acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s length commercial transaction between the Companies, on the one hand, and the Initial Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Initial Purchaser is acting solely as a principal and not the agent or fiduciary of the Companies, (iii) no Initial Purchaser has assumed an advisory or fiduciary responsibility in favor of the Companies with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Companies on other matters) or any other obligation to the Companies except the obligations expressly set forth in this Agreement and (iv) the Companies have consulted their own legal and financial advisors to the extent they deemed appropriate. Each of the Companies agrees that it will not claim that any Initial Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to it, in connection with such transaction or the process leading thereto.

17.    Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

18.    Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Commission” shall mean the Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S” shall mean Regulation S under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

19.    Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case sitting in the borough of Manhattan, the city of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

20.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)    As used in this Section 20:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Companies and the several Initial Purchasers.

Very truly yours,

CROWN AMERICAS LLC

By:	/s/ Djalma Novaes, Jr.
Name: Djalma Novaes, Jr.
Title: President and Chief Executive Officer

CROWN HOLDINGS, INC.

By:	/s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Purchase Agreement]

GUARANTORS:

CR USA, INC.
CROWN BEVERAGE PACKAGING PUERTO RICO, INC.
CROWN CORK & SEAL USA, INC.

By	/s/ Djalma Novaes, Jr.
Name: Djalma Novaes, Jr.
Title: President

CROWN BEVERAGE HOLDINGS, INC.
CROWN CONSULTANTS, INC.
CROWN FINANCIAL CORPORATION

By	/s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: President

CROWN CORK & SEAL COMPANY (DE), LLC

By	/s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Vice President

[Signature Page to Purchase Agreement]

FOREIGN MANUFACTURERS FINANCE CORPORATION

By	/s/ Ronald S. Cenderelli
Name: Ronald S. Cenderelli
Title: President

CROWN CORK & SEAL COMPANY, INC.

By	/s/ David A. Beaver
Name: David A. Beaver
Title: Vice President and Treasurer

CROWN BEVERAGE PACKAGING LLC
CROWN INTERNATIONAL HOLDINGS, INC.
CROWN PACKAGING TECHNOLOGY, INC.

By	/s/ David A. Beaver
Name: David A. Beaver
Title: Vice President and Treasurer

[Signature Page to Purchase Agreement]

SIGNODE INDUSTRIAL GROUP LLC
SIGNODE PICKLING HOLDING LLC
SIGNODE US IP HOLDINGS LLC
SIGNODE INDUSTRIAL GROUP HOLDINGS US INC.
SIGNODE INTERNATIONAL IP HOLDINGS LLC

By	/s/ Keith Heaverlo
Name: Keith Heaverlo
Title: Sr. Vice President, Treasurer & CFO

SIGNODE INDUSTRIAL GROUP US INC.

By	/s/ David A. Beaver
Name: David A. Beaver
Title: Vice President

[Signature Page to Purchase Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BNP PARIBAS SECURITIES CORP.

By:	/s/ Rafael Ribeiro
Name: Rafael Ribeiro
Title: Managing Director

For itself and the other several Initial Purchasers named in Schedule I to the foregoing Agreement.

[Signature Page to Purchase Agreement]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Justin Tichauer
Name: Justin Tichauer
Title: Managing Director

For itself and the other several Initial Purchasers named in Schedule I to the foregoing Agreement.

[Signature Page to Purchase Agreement]

MIZUHO SECURITIES USA LLC

By:	/s/ John Dweck
Name: John Dweck
Title: Managing Director

For itself and the other several Initial Purchasers named in Schedule I to the foregoing Agreement.

[Signature Page to Purchase Agreement]

SCHEDULE I

Initial Purchasers	Principal Amount of Securities to be Purchased
BNP Paribas Securities Corp.	$75,000,000
Citigroup Global Markets Inc.	$75,000,000
Mizuho Securities USA LLC	$75,000,000
Deutsche Bank Securities Inc.	$25,000,000
MUFG Securities Americas Inc.	$25,000,000
PNC Capital Markets LLC	$25,000,000
Santander Investment Securities Inc.	$25,000,000
Scotia Capital (USA) Inc.	$25,000,000
SMBC Nikko Securities America, Inc.	$25,000,000
TD Securities (USA) LLC	$25,000,000
Wells Fargo Securities, LLC	$25,000,000
Citizens Capital Markets, Inc.	$12,500,000
Credit Agricole Securities (USA) Inc.	$12,500,000
Goldman Sachs & Co. LLC	$12,500,000
ING Financial Markets LLC	$12,500,000
Rabo Securities USA, Inc.	$12,500,000
UniCredit Capital Markets LLC	$12,500,000
Total	$500,000,000

SCHEDULE II

U.S. Guarantors	Jurisdiction of Formation
CR USA, Inc.	Delaware
Crown Beverage Holdings, Inc.	Delaware
CROWN Beverage Packaging Puerto Rico, Inc.	Delaware
CROWN Beverage Packaging, LLC	Delaware
Crown Consultants, Inc.	Pennsylvania
Crown Cork & Seal Company (DE), LLC	Delaware
Crown Cork & Seal Company, Inc.	Pennsylvania
CROWN Cork & Seal USA, Inc.	Delaware
Crown Financial Corporation	Pennsylvania
Crown Holdings, Inc.	Pennsylvania
Crown International Holdings, Inc.	Delaware
CROWN Packaging Technology, Inc.	Delaware
Foreign Manufacturers Finance Corporation	Delaware
Signode Industrial Group LLC	Delaware
Signode Pickling Holding LLC	Delaware
Signode US IP Holdings LLC	Delaware
Signode Industrial Group Holdings US Inc.	Delaware
Signode International IP Holdings LLC	Delaware

EXHIBIT A

Selling Restrictions for Offers

and Sales Outside the United States

1.    (a) The Securities have not been and will not be registered under the Act and may not be offered or sold (x) within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Act and (y) outside the United States except in accordance with Regulation S under the Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by Section 4(a)(i) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time; and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date (the “distribution compliance period”), only in accordance with Rule 903 of Regulation S under the Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used above have the meanings given to them by Regulation S.”

(b)    Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Companies.

(c)    Terms used in this section have the meanings given to them by Regulation S.

2.    Each Initial Purchaser, severally and not jointly represents and warrants and agrees with the Companies that:

Ex. A-1

(a)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Companies; and

(b)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Ex. A-2